Exhibit 5.1

February 11, 2013

Unilife Corporation

250 Cross Farm Lane

York, PA 17406

Re:	Registered Direct Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-173195), filed by Unilife Corporation., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) and declared effective on June 30, 2011 (the “Registration Statement”). We are rendering this opinion in connection with the prospectus supplement dated the date hereof (the “Prospectus Supplement”) relating to the offering by the Company of (i) 4,460,966 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), par value $0.01 per Share, (ii) warrants to purchase 1,586,988 shares of Common Stock (the “Warrants”) and (iii) 1,586,988 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”), which Securities are covered by the Registration Statement (the “Offering”). We understand that the Securities are to be offered and sold in the manner set forth in the Prospectus Supplement.

We have acted as counsel to the Company in connection with the Offering. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Securities. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to, the Registration Statement, the prospectus dated June 30, 2011 included in the Registration Statement, the Prospectus Supplement, the Securities Purchase Agreement dated the date hereof by and between the Company and the purchaser of the Securities named therein, the Warrant to Purchase Common Stock issued to the purchaser of the Securities dated the date herof, the Placement Agent Agreement dated the date hereof by and between the Company and Westor Capital Group, Inc., the Warrant to Purchase Common Stock issued to Westo Capital Group, Inc. dated the date hereof, the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, the Company’s Amended and Restated By-laws in effect on the date hereof, certain resolutions of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution, the internal laws of the State of New York and reported judicial decisions interpreting such laws of the States of Delaware and New York, and the federal laws of the United States of America.

Unilife Corporation

February 11, 2013

Based upon the foregoing, we are of the opinion that:

1. The Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

2. The Warrants have been duly authorized and, when executed and delivered by the Company against payment therefor (in cash or in kind) as set forth in the Prospectus Supplement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. The Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants pursuant to their terms and against payment of the exercise price therefor as set forth in the Prospectus Supplement and the Warrants, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP